VOYAGEUR MUTUAL FUNDS
Registration No. 811-07742
FORM N-SAR
Semi-annual Period Ended February 28, 2015

SUB-ITEM 77C:  Submission of matters to a vote of security holders

At Joint Special Meetings of Shareholders of Voyageur Mutual Funds (the ?Trust?), on behalf of Delaware Minnesota High-Yield Municipal Bond Fund, Delaware National High-Yield Municipal Bond Fund, Delaware Tax-Free California Fund, Delaware Tax-Free Idaho Fund, and Delaware Tax-Free New York Fund (each, a ?Fund? and together, the ?Funds?), held on March 31, 2015, the shareholders of the Trust/the Funds voted to: (i) elect a Board of Trustees for the Trust; (ii) approve the implementation of a new ?manager of managers? order for Delaware National High-Yield Municipal Bond Fund, Delaware Tax-Free California Fund, and Delaware Tax-Free Idaho Fund; (iii) to revise the fundamental investment restriction relating to lending for Delaware National High-Yield Municipal Bond Fund, Delaware Tax-Free California Fund, and Delaware Tax-Free Idaho Fund; and (iv)(a) to revise provisions of the Trust?s Agreement and Declaration of Trust related to documenting the transfer of shares, (iv)(b) to revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand, and (iv)(c) to revise provisions of the Trust?s By-Laws so that Delaware law will apply to matters related to proxies. At the meeting, the following people were elected to serve as Independent Trustees: Thomas L. Bennett, Ann D. Borowiec, Joseph W. Chow, John A. Fry, Lucinda S. Landreth, Frances A. Sevilla-Sacasa, Thomas K. Whitford, Janet L. Yeomans, and J. Richard Zecher. In addition, Patrick P. Coyne was elected to serve as an Interested Trustee.
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The Joint Special Meeting of Shareholders of the Trust was adjourned to April 21, 2015 and May 12, 2015 for the proposals (i) to approve the implementation of a new ?manager of managers? order for Delaware Minnesota High-Yield Municipal Bond Fund and Delaware Tax-Free New York Fund and (ii) to revise the fundamental investment restriction relating to lending for Delaware Minnesota High-Yield Municipal Bond Fund and Delaware Tax-Free New York Fund.

The following proposals were submitted for a vote of the shareholders:
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1. To elect a Board of Trustees for the Trust.

A quorum of shares outstanding?of the Funds of the Trust was present, and the votes passed with a plurality of these Shares.

Thomas L. Bennett

Shares Voted For 77,276,795.607
Percentage of Outstanding Shares 65.123%
Percentage of Shares Voted 98.335%
Shares Withheld 1,308,193.317
Percentage of Outstanding Shares 1.102%
Percentage of Shares Voted 1.665%

Ann D. Borowiec
Shares Voted For 77,397,915.799
Percentage of Outstanding Shares 65.225%
Percentage of Shares Voted 98.489%
Shares Withheld 1,187,073.125
Percentage of Outstanding Shares 1.000%
Percentage of Shares Voted 1.511%

Joseph W. Chow

Shares Voted For 77,285,371.301
Percentage of Outstanding Shares 65.130%
Percentage of Shares Voted 98.346%
Shares Withheld 1,299,617.623
Percentage of Outstanding Shares 1.095%
Percentage of Shares Voted 1.654%

Patrick P. Coyne

Shares Voted For 77,395,165.343
Percentage of Outstanding Shares 65.222%
Percentage of Shares Voted 98.486%
Shares Withheld 1,189,823.581
Percentage of Outstanding Shares 1.003%
Percentage of Shares Voted 1.514%

John A. Fry

Shares Voted For 77,394,790.343
Percentage of Outstanding Shares 65.222%
Percentage of Shares Voted 98.485%
Shares Withheld 1,190,198.581
Percentage of Outstanding Shares 1.003%
Percentage of Shares Voted 1.515%

Lucinda S. Landreth

Shares Voted For 77,370,351.799
Percentage of Outstanding Shares 65.202%
Percentage of Shares Voted 98.454%
Shares Withheld 1,214,637.125
Percentage of Outstanding Shares 1.024%
Percentage of Shares Voted 1.546%

Frances A. Sevilla-Sacasa

Shares Voted For 77,375,937.301
Percentage of Outstanding Shares 65.206%
Percentage of Shares Voted 98.461%
Shares Withheld 1,209,051.623
Percentage of Outstanding Shares 1.019%
Percentage of Shares Voted 1.539%

Thomas K. Whitford

Shares Voted For 77,381,528.607
Percentage of Outstanding Shares 65.211%
Percentage of Shares Voted 98.469%
Shares Withheld 1,203,460.317
Percentage of Outstanding Shares 1.014%
Percentage of Shares Voted 1.531%

Janet L. Yeomans

Shares Voted For 77,362,190.845
Percentage of Outstanding Shares 65.195%
Percentage of Shares Voted 98.444%
Shares Withheld 1,222,798.079
Percentage of Outstanding Shares 1.030%
Percentage of Shares Voted 1.556%

J. Richard Zecher

Shares Voted For 77,388,843.343
Percentage of Outstanding Shares 65.217%
Percentage of Shares Voted 98.478%
Shares Withheld 1,196,145.581
Percentage of Outstanding Shares 1.008%
Percentage of Shares Voted       1.522%

2.

To approve the implementation of a new ?manager of managers? order.
A quorum of the shares outstanding of Delaware National High-Yield Municipal Bond Fund, Delaware Tax-Free California Fund, and Delaware Tax-Free Idaho Fund was present, and the votes passed with the required majority of those shares.? The results were as follows:

Delaware National High-Yield Municipal Bond Fund

Shares Voted For 39,246,189.802
Percentage of Outstanding Shares 49.576%
Percentage of Shares Voted 69.433%
Shares Voted Against 820,119.825
Percentage of Outstanding Shares 1.036%
Percentage of Shares Voted 1.451%
Shares Abstained        495,641.534
Percentage of Outstanding Shares      0.626%
Percentage of Shares Voted       0.877%
Broker Non-Votes        15,961,488.000
Delaware Tax-Free California Fund

Shares Voted For 3,586,894.995
Percentage of Outstanding Shares 44.871%
Percentage of Shares Voted 74.524%
Shares Voted Against 65,490.969
Percentage of Outstanding Shares 0.819%
Percentage of Shares Voted 1.361%
Shares Abstained        33,797.889
Percentage of Outstanding Shares      0.423%
Percentage of Shares Voted       0.702%
Broker Non-Votes        1,126,911.000
Delaware Tax-Free Idaho Fund
Shares Voted For 3,592,784.439
Percentage of Outstanding Shares 37.808%
Percentage of Shares Voted 72.266%
Shares Voted Against 144,960.632
Percentage of Outstanding Shares 1.525%
Percentage of Shares Voted 2.916%
Shares Abstained       260,483.063
Percentage of Outstanding Shares     2.741%
Percentage of Shares Voted      5.239%
Broker Non-Votes       973,366.000
3. To revise the fundamental investment restriction relating to lending.
A quorum of the shares outstanding of Delaware National High-Yield Municipal Bond Fund, Delaware Tax-Free California Fund, and Delaware Tax-Free Idaho Fund was present, and the votes passed with the required majority of those shares.? The results were as follows:

Delaware National High-Yield Municipal Bond Fund

Shares Voted For 39,239,573.984
Percentage of Outstanding Shares 49.567%
Percentage of Shares Voted 69.422%
Shares Voted Against 843,759.270
Percentage of Outstanding Shares 1.066%
Percentage of Shares Voted 1.493%
Shares Abstained        478,613.907
Percentage of Outstanding Shares      0.605%
Percentage of Shares Voted       0.847%
Broker Non-Votes        15,961,492.000
Delaware Tax-Free California Fund

Shares Voted For 3,452,237.351
Percentage of Outstanding Shares 43.187%
Percentage of Shares Voted 71.726%
Shares Voted Against 197,767.710
Percentage of Outstanding Shares 2.474%
Percentage of Shares Voted 4.109%
Shares Abstained       36,178.792
Percentage of Outstanding Shares     0.453%
Percentage of Shares Voted      0.752%
Broker Non-Votes       1,126,911.000
Delaware Tax-Free Idaho Fund

Shares Voted For 3,573,829.646
Percentage of Outstanding Shares 37.608%
Percentage of Shares Voted 71.885%
Shares Voted Against 236,203.280
Percentage of Outstanding Shares 2.486%
Percentage of Shares Voted 4.751%
Shares Abstained       188,196.208
Percentage of Outstanding Shares     1.980%
Percentage of Shares Voted      3.785%
Broker Non-Votes       973,365.000
4.(a) To revise provisions of the Trust?s Agreement and Declaration of Trust related to documenting the transfer of shares.
A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares.? The results were as follows:
Voyageur Mutual Funds
Shares Voted For 53,350,588.915
Percentage of Outstanding Shares 44.960%
Percentage of Shares Voted 67.889%
Shares Voted Against 1,291,148.802
Percentage of Outstanding Shares 1.088%
Percentage of Shares Voted 1.643%
Shares Abstained       1,136,878.207
Percentage of Outstanding Shares     0.958%
Percentage of Shares Voted      1.447%
Broker Non-Votes       22,806,373.000
4.(b) To revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand.
A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares.? The results were as follows:
Voyageur Mutual Funds
Shares Voted For 53,435,861.658
Percentage of Outstanding Shares 45.031%
Percentage of Shares Voted 67.998%
Shares Voted Against 1,312,655.329
Percentage of Outstanding Shares 1.106%
Percentage of Shares Voted 1.670%
Shares Abstained        1,030,092.937
Percentage of Outstanding Shares      0.868%
Percentage of Shares Voted       1.311%
Broker Non-Votes        22,806,379.000
4.(c) To revise provisions of the Trust?s By-Laws so that Delaware law will apply to matters related to proxies.
A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares.? The results were as follows:
Voyageur Mutual Funds
Shares Voted For 54,268,750.116
Percentage of Outstanding Shares 45.733%
Percentage of Shares Voted 69.057%
Shares Voted Against 486,387.431
Percentage of Outstanding Shares 0.410%
Percentage of Shares Voted 0.619%
Shares Abstained       1,023,482.377
Percentage of Outstanding Shares     0.863%
Percentage of Shares Voted      1.302%
Broker Non-Votes       22,806,369.000

SUB-ITEM 77I:  Terms of new or amended securities

On August 19-21, 2014, the Board of Trustees of Voyageur Mutual Funds (the ?Registrant?) voted to approve the early conversion of Delaware Minnesota High-Yield Municipal Bond Fund, Delaware National High-Yield Municipal Bond Fund, Delaware Tax-Free California Fund, Delaware Tax-Free Idaho Fund and Delaware Tax-Free New York Fund?s Class B shares to Class A shares. In connection with this approval, the Board amended the terms of the Registrant?s Agreement and Declaration of Trust via Board resolution to permit the early conversion of Class B shares to Class A shares. The rights of Class A shares did not change. Details related to the early conversion are incorporated herein by reference to the supplement dated August 22, 2014 to the Registrant?s prospectus dated December 30, 2013, as filed with the Securities and Exchange Commission (SEC Accession No. 0001137439-14-000321).

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